Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Milestone Pharmaceuticals Inc. of our report dated March 29, 2021 relating to the consolidated financial statements, which appears in the Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Montréal, Québec, Canada
March 29, 2021